                                                                    EXHIBIT 11.2

                               XTRA CORPORATION
              CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
            FOR THE FOUR QUARTERS ENDED SEPTEMBER 30, 1998 AND 1997
            -------------------------------------------------------
                             (Millions of Shares)

                                                                         QUARTER ENDED:
                                                         12/31/97     3/31/98     6/30/98      9/30/98    YTD 1998
                                                        ----------   ---------   ---------    ---------   ---------
Computation of  Basic Shares Outstanding:
----------------------------------------
Weighted average basic common shares
   outstanding                                              15.3         15.3        15.3         15.4       15.3
                                                        ==========   =========   =========    =========   =========

Computation of Diluted Shares Outstanding:
-----------------------------------------
Weighted average basic common shares
   outstanding                                              15.3         15.3        15.3         15.4       15.3
Common stock equivalents for diluted common
     shares outstanding:                                     0.1          0.1         0.1            -        0.1
                                                        ----------   ---------   ---------    ---------   ---------

Weighted average number of diluted common
   shares outstanding                                       15.4         15.4        15.4         15.4       15.4
                                                        ==========   =========   =========    =========   =========

                                                                         QUARTER ENDED:
                                                         12/31/96     3/31/97     6/30/97      9/30/97    YTD 1997
                                                        ----------   ---------   ---------    ---------   ---------

Computation of Basic Shares Outstanding:
----------------------------------------
Weighted average basic common shares
   outstanding                                              15.3         15.3        15.3         15.3       15.3
                                                        ==========   =========   =========    =========   =========

Computation of Diluted Shares Outstanding:
-----------------------------------------
Weighted average basic common shares
   outstanding                                              15.3         15.3        15.3         15.3       15.3
Common stock equivalents for diluted common
     shares outstanding:                                       -            -           -            -          -
                                                        ----------   ---------   ---------    ---------   ---------

Weighted average number of diluted common
   shares outstanding                                       15.3         15.3        15.3         15.3       15.3
                                                        ==========   =========   =========    =========   =========

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